CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A (File No. 333-28339) of our report dated February 8, 1999 on our audits of the financial statements and financial highlights of ProFunds (comprising, respectively, the Bull ProFund, UltraBull ProFund, Ultra OTC ProFund, Bear ProFund, UltraBear ProFund, UltraShort OTC ProFund and Money Market Profund), which report is included in the Annual Report to Shareholders for the year ended December 31, 1998, which is incorporated by reference in the Statement of Additional Information in this Post-Effective Amendment to the Registration Statement. We also consent to the references to our Firm under the caption "Financial Highlights" in the Prospectus and under the captions "Independent Accountants" and "Financial Statements" in the Statements of Additional Information in this Post-Effective Amendment No. 9 to the Registration Statement of ProFunds on Form N-1A (File No. 333-28339).


/s/ PricewaterhouseCoopers LLP


Columbus, Ohio
November 15, 1999